UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) _May 18, 2012

Harris Preferred Capital Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-13805	36-4183096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Monroe Street, Chicago, Illinois	60603
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 312-461-1211

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 18, 2012, Paul R. Skubic retired from his positions as Chairman of the Board, President and Chief Executive Officer of the Company effective May 18, 2012. Mr. Skubic will remain as a member of the Board of Directors.

(c) and (d) On May 18, 2012, the Company’s Board of Directors announced that Pamela C. Piarowski, currently Chief Financial Officer and Treasurer of the Company, would succeed Mr. Skubic as President and Chief Executive Officer, effective May 18, 2012. The Board also elected Ms. Piarowski as a director effective May 18, 2012 for a term that expires at the 2013 annual meeting and appointed Ms. Piarowski as Chair of the Board effective such date. Lisa D. Hofstatter, currently Chief Accountant and Head of Financial Reporting at BMO Harris Bank, N.A., has been elected to the positions of Chief Financial Officer and Treasurer by the Company’s Board of Directors, effective May 18, 2012. Ms. Hofstatter, 43, has been an accountant with Bank of Montreal since 1997 and was appointed to her current position at BMO Harris Bank, N.A., an indirect subsidiary of Bank of Montreal and affiliate of the Company, in July 2011.

A description of Ms. Piarowski’s tenure with the Company and her business experience can be found in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2012, the descriptions of which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2012	HARRIS PREFERRED CAPITAL CORPORATION

	By:	/s/ Pamela C. Piarowski
Name: Pamela C. Piarowski
Title: Chair of the Board, President and Chief Executive Officer